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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                              )
    IN RE:                                    )
                                              )   CHAPTER 11
    ROUGE INDUSTRIES, INC.,                   )
             ET AL.,                          )   CASE NO. 03-13272 (MFW)
                                              )
                               DEBTORS.       )   JOINTLY ADMINISTERED


               ORDER AUTHORIZING (I) SALE OF SUBSTANTIALLY ALL OF
                   THE ASSETS OF THE DEBTORS FREE AND CLEAR OF
               LIENS, CLAIMS AND ENCUMBRANCES, (II) ASSUMPTION AND
                  ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND
            UNEXPIRED LEASES, (III) ASSUMPTION OF CERTAIN LIABILITIES
                    AND (IV) PROCEDURES FOR THE REJECTION OF
                CERTAIN EXECUTORY CONTRACTS AND LEASES (D.I. 98)


     Upon the motion, dated November 6, 2003 (the "Motion")(1) of the above-captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under 11 U.S.C.ss.ss.105(a), 363, 365, and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 (the "Order") authorizing (i) the Debtors' sale

----------

1 Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Purchase Agreement, as the case may be; as to any conflicts with respect to such terms, the meanings contained in the Purchase Agreement shall control over the meanings contained in the Motion.
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(the "Sale") of substantially all of the Debtors' Assets, pursuant to and as described in the Purchase Agreement, dated as of November 20, 2003 (as amended and restated the "Purchase Agreement"),(2) between the Debtors and OAO SeverStal (the "Purchaser"), (ii) the Debtors' assumption and assignment to the Purchaser of certain executory contracts and unexpired leases (including all amendments thereto, the "Assigned Contracts"), pursuant to and as described in the Purchase Agreement, (iii) the assumption by the Purchaser of certain liabilities of the Debtors (the "Assumed Liabilities"), pursuant to and as described in the Purchase Agreement, and (iv) procedures for the rejection of certain executory contracts and leases; and the Court having entered an order on December 2, 2003 (the "Bid Procedures Order") approving (A) the Bidding Procedures, including certain Bidding Incentives and (B) the form and manner of notices; and a hearing on the Motion having been held on December 22, 2003 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, if any, and (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and

----------

2       A copy of the Purchase Agreement is annexed hereto as Exhibit A.


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upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby

     FOUND AND DETERMINED THAT:(3)

     A. The court has jurisdiction over this Motion and the transactions contemplated by the Purchase Agreement pursuant to 28 U.S.C.ss.ss. 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2)(A) and
(N). Venue of these cases and the Motion in this district is proper under 28 U.S.C.ss.ss. 1408 and 1409.

     B. The statutory predicates for the relief sought in the Motion are sections 105, 363 and 365 and 1146(c) of 11 U.S.C.ss.ss. 101 et seq. (the "Bankruptcy Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

     C. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Assigned Contracts has been provided in accordance with 11 U.S.C.ss.ss. 102(l), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 9014 and in compliance with the Bid Procedures Order,

----------

3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Fed. R. Bankr. P. 7052.



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(ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale, or the assumption and assignment of the Assigned Contracts is or shall be required.

     D. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Businesses and conducted the sale process in compliance with the Bid Procedures Order and the Auction was duly noticed and conducted in a non-collusive, fair and good faith manner.

     E. Each Debtor (i) has full corporate power and authority to execute the Purchase Agreement and all other documents contemplated thereby, and the sale of the Businesses by the Debtors has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Purchase Agreement, (iii) has taken all corporate action necessary to authorize and approve the Purchase Agreement and the consummation by such Debtors of the transactions contemplated thereby, and (iv) no consents or approvals, other than those expressly provided for in the Purchase Agreement, are required for the Debtors to consummate such transactions.

     F. Approval of the Purchase Agreement and consummation of


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the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

     G. The Debtors have demonstrated both (i) good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C.ss. 363(b) prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Assets and the Business will be harmed.

     H. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee;
(ii) counsel for the Prepetition and Postpetition Lenders; (iii) the creditors identified on the Debtors' List of Creditors Holding the Thirty Largest Unsecured Claims, (iv) all non-Debtor parties to the Assigned Contracts, (v) any statutory committee appointed in these cases; (vi) all other entities that have filed requests for notices pursuant to Bankruptcy Rule 2002, (vii) all entities known to have expressed an interest in a transaction with respect to the Assets during the last twelve months; (viii) all entities known to the Debtors to have asserted any Interests in or upon the Assets; (ix) all known or reasonably ascertainable appropriate federal, state, and local regulatory or taxing authorities, (x) all known or reasonably ascertainable appropriate federal, state and local regulatory bodies, including the United States Environmental Protection


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Agency and (xi) all other known creditors and record equity interest holders of the Debtors.

     I. The Purchase Agreement was negotiated, proposed and entered into by the Debtors and the Purchaser without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Purchaser have engaged in any conduct that would cause or permit the Purchase Agreement to be avoided under 11 U.S.C.ss. 363(n).

     J. The Purchaser is a good faith purchaser under 11 U.S.C.ss. 363(m) and, as such, is entitled to all of the protections afforded thereby.

     K. The Purchaser is not an "insider" of any of the Debtors, as that term is defined in 11 U.S.C.ss.101.

     L. The consideration provided by the Purchaser for the Businesses pursuant to the Purchase Agreement (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Businesses, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     M. The Sale must be approved and consummated promptly in order to preserve the viability of the Debtors' Businesses as a going concern.


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     N. The transfer of the Assets to the Purchaser will be a legal, valid, and effective transfer of the Assets, and will vest the Purchaser with all right, title, and interest of the Debtors to the Assets free and clear of all interests, including, but not limited to those (A) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Purchaser's interest in the Assets, or any similar rights, (B) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Businesses prior to the Closing Date, and (C) (i) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (ii) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors' predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor


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liability to the extent permitted by law (collectively, "Interests").

     O. The Purchaser would not have entered into the Purchase Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the Debtors, their estates, and their creditors, if the sale of the Assets to the Purchaser and the assignment of the Assigned Contracts and Assumed Liabilities to the Purchaser was not free and clear of all Interests or any kind or nature whatsoever, or if the Purchaser would, or in the future could, be liable for any of the interests, including, without limitation, the Excluded Liabilities.

     P. The Debtors may sell the Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. ss. 363(f)(1)-(5) has been satisfied. Those (i) holders of Interests and (ii) non-Debtor parties to Assigned Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C.ss. 363(f)(2). Those (i) holders of Interests and (ii) non-debtor parties to Assigned Contracts who did object fall within one or more of the other subsections of 11 U.S.C.ss. 363(f) and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

     Q. The sale of the Business to the Purchaser is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization.



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The Sale is a sale in contemplation of a plan and, accordingly, a transfer pursuant to 11 U.S.C.ss. 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

     R. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assigned Contracts to the Purchaser in connection with the consummation of the Sale, and the assumption and assignment of the Assigned Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assigned Contracts being assigned to, and the liabilities being assumed by, the Purchaser are an integral part of Businesses being purchased by the Purchaser and, accordingly, such assumption and assignment of Assigned Contracts and liabilities are reasonable, enhance the value of the Debtors' estates, and do not constitute unfair discrimination.

     S. The Debtors and/or Purchaser have (i) undertaken to cure, or have undertaken to provide adequate assurance of cure, of any default existing prior to the date of closing under any of the contracts or agreements of Debtors that will be determined by Purchaser to be an Assigned Contract under the terms of the Purchase Agreement, within the meaning of 11 U.S.C.ss. 365(b)(1)(A) and (ii) have provided adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date of closing under any of the Assigned Contracts, with the meaning of 11 U.S.C.ss. 365(b)(1)(B), and the


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Purchaser has provided adequate assurance of their future performance of and under the Assigned Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(C).

     T. Approval of the Purchase Agreement and assumption and assignment of the Assigned Contracts and consummation of the Sale of the Assets at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.

     NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT,

                               General Provisions

     1. The Motion is granted, as further described herein.

     2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, hereby are overruled on the merits, provided however that the objections and/or reservation of rights filed by Praxair, Inc. (D.I. 239), Banc One Leasing Corporation (D.I. 241), Canada Steamship Lines Inc. (D.I. 242), Dearborn Industrial Generation L.L.C and CMS MS&T Michigan L.L.C. (D.I. 243), Cleveland-Cliffs Inc. and The Cleveland-Cliffs Iron Company (D.I. 244), United States Steel Corporation (D.I. 245), Comprehensive Logistics Co., Inc. (D.I.
258) and Caterpillar Financial Services Corporation (D.I. 264) are hearby adjourned to the hearing scheduled for January 21, 2004 at 3:00 p.m.


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     3. Notwithstanding the approval of the Sale and the Motion and anything to the contrary in this Order, the objection to the sale motion filed by Perot Systems Corporation (D.I. 247, the "Perot Systems' Sale Objection") and the objection to the amended notice for authority to assume and assign, or reject contracts (D.I. 246, and together with the Perot Systems' Sale Objection, the "Perot Systems' Objections") are continued until January 21, 2004 at 3:00 p.m. If the issues raised in the Perot Systems' Objections are not consensually resolved prior to that time, at the January 21, 2004 hearing, the Court shall consider all objections raised in the Perot Systems' Objections other than Paragraph 7 of the Perot Systems' Sale Objection, including the payment of the Wind Down Budget Expenses directly from the Buyer to certain creditors.

                       Approval of the Purchase Agreement

     4. The Purchase Agreement, and all of the terms and conditions thereof, is hereby approved.

     5. Pursuant to 11 U.S.C. ss. 363(b), the Debtors are authorized to perform their obligations under and comply with the terms of the Purchase Agreement, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Purchase Agreement.

     6. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Purchase


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Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Purchase Agreement and to take all further actions as may be requested by the Purchaser for the purpose of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Purchase Agreement.

     7. This Order and the Purchase Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Agreements, all successors and assigns of the Purchaser, the Debtors and their affiliates and subsidiaries, the Businesses, and any subsequent trustees appointed in the Debtors' chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these bankruptcy cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Purchase Agreement or this Order.

     8. The Purchase Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court; provided that any such modification, amendment, or supplement is not material.


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                               Transfer of Assets

     9. Except as expressly permitted or otherwise specifically provided for in the Purchase Agreement or this Order, pursuant to 11 U.S.C. ss.ss. 105(a) and 363(f), the Assets shall be transferred to the Purchaser, and upon consummation of the Purchase Agreement (the "Closing") shall be, free and clear of all Interests of any kind or nature whatsoever with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

     10. Except as expressly permitted or otherwise specifically provided by the Purchase Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Assets, the operation of the Business prior to the Closing Date, or the transfer of the Assets to the Purchaser, hereby are forever barred, estopped, and permanently enjoined from asserting against


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the Purchaser, its successors or assigns, its property, or the Assets, such persons' or entities' Interests.

     11. Nothing in the Order or the Purchase Agreement shall be construed to release or nullify any liability to any governmental entity under police or regulatory requirements that any entity would be subject to as the order or owner or operator of property after the date of entry of this Order.

     12. The transfer of the Assets to the Purchaser pursuant to the Purchase Agreement constitutes a legal, valid, and effective transfer of the Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Assets free and clear of all Interests of any kind or nature whatsoever.

     13. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Assets and
(b) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed,


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registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Assets of any kind or nature whatsoever.

                            Assumption and Assignment
                       to Purchaser of Assigned Contracts

     14. Pursuant to 11 U.S.C.ss.ss. 105(a) and 365, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Purchaser, and the Purchaser's assumption on the terms set forth in the Purchase Agreement, of the Assigned Contracts is hereby approved, and the requirements of 11 U.S.C.ss. 365(b)(1) with respect thereto are hereby deemed satisfied.

     15. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. ss.ss. 105(a) and 365 to (a) assume and assign to the Purchaser, effective upon the Closing of the Sale, the Assigned Contracts free and clear of all Interests of any kind or nature whatsoever and (b) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts and Assumed Liabilities to the Purchaser.

     16. With respect to the Assigned Contracts: (a) the Assigned Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy


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Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. ss. 365(k), the Debtors shall be relieved from any further liability with respect to the Assigned Contracts after such assignment to and assumption by the Purchaser; (b) each Assigned Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (c) the Debtors may assume each Assigned Contract in accordance with Section 365 of the Bankruptcy Code; (d) the Debtors may assign each Assigned Contract in accordance with Sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assigned Contract that prohibit or condition the assignment of such Assigned Contract or allow the party to such Assigned Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assigned Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (e) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and assignment to the Purchaser of each Assigned Contract have been satisfied; and (f) upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Purchaser shall be fully and irrevocably vested in all right, title and interest of each contract.

     17. All defaults or other obligations of the Debtors under the Assigned Contracts arising or accruing prior to the Closing Date under the Purchase


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Agreement (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtors at the Closing of the Sale or as soon thereafter as practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the date of the Closing of the Sale, except as otherwise expressly provided in the Purchase Agreement.

     18. Each non-Debtor party to an Assigned Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Purchaser, or the property of either of them, any default existing as of the Closing Date of the Sale.

     19. Except as provided in the Purchase Agreement or this Order, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any assumed liabilities and all holders of such claims are forever barred and estopped from asserting such claims against the Debtors, their successors or assigns, their property or their assets or estates.

     20. Paragraphs 14 through 19 shall not apply to the objecting parties listed in paragraphs 2 and 3 of this Order.


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                      Rejection of Executory Contracts That
                           Are Not Assigned Contracts

     21. The procedures governing certain Executory Contracts that are not Assigned Contracts acquired by the Purchaser (or the Successful Bidder, as the case may be) (the "Excluded Contracts") as described in the Motion are hereby approved. The Debtors shall provide, by facsimile or overnight courier, each counterparty to any Excluded Contract that the Debtors seek to reject ten (10) days (the "Rejection Notice Period") written notice (the "Rejection Notice"). Upon the expiration of the Rejection Notice Period the applicable Excluded Contract shall be deemed rejected effective as of the date of the Rejection Notice.

                              Additional Provisions

     22. The consideration provided by the Purchaser for the Business under the Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

     23. The consideration provided by the Purchaser for the Business under the Purchase Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

     24. On the Closing Date of the Sale, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as


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may be necessary to release its Interests in the Assets, if any, as such
Interests may have been recorded or may otherwise exist.

     25. This Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the Debtors or the Assets prior to the Closing have been unconditionally released, discharged and terminated (other than the Surviving Obligations), and that the conveyances described herein have been effected and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Assets.

     26. Except as otherwise expressly provided in the Purchase Agreement, Purchaser shall have no obligation to pay wages, bonuses, severance pay, benefits (including, without limitation, contributions or payments on account of any under-funding with respect to any and all pension plans) or any other payment to employees of Debtors. Purchaser shall have no liability with respect to any


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collective bargaining agreement, employee pension plan, employee welfare or retention, benefit and/or incentive plan to which any Debtors are a party and relating to the Business (including, without limitation, arising from or related to the rejection or other termination of any such agreement), and Purchaser shall in no way be deemed a party to or assignee of any such agreement, and no employee of Purchaser shall be deemed in any way covered by or a party to any such agreement, and all parties to any such agreement are hereby enjoined from asserting against Purchaser any and all claims arising from or relating to such agreement. Any and all notices, if any, required to be given to the Debtors' employees pursuant to the Workers Adjustment and Relocation Adjustment Act (the "WARN Act"), or any similar federal or state law, shall be the sole responsibility and obligation of the Debtors and Purchaser shall have no responsibility or liability therefore.

     27. Any amounts that become payable by the Debtors to Purchaser pursuant to the Purchase Agreement (and related agreements executed in connection therewith)
(a) shall constitute administrative expenses of the Debtors estate under ss.ss. 503(b) and 507(a)(1) of the Bankruptcy Code and (b) shall be paid by the Debtors in the time and manner provided for in the Purchase Agreement (and such related agreements) without further court order.

     28. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the


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Purchase Agreement.

     29. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Assets are hereby directed to surrender possession of the Assets to the Purchaser on the Closing Date.

     30. Except for the Assumed Liabilities or as expressly permitted or otherwise specifically provided for in the Purchase Agreement or this Order, the Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Assets other than for the Assumed Liabilities. Without limiting the generality of the foregoing, and except as otherwise specifically provided herein and in the Purchase Agreement, to the extent allowed by law, the Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor or vicarious liabilities of any kind or character including but not limited to any theory of antitrust, environmental, successor or transferee liability, labor law, de facto merger, or substantial continuity, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtors or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date.

     31. Except as provided in Paragraph 40, under no circumstances


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shall the Purchaser be deemed a successor of or to the Debtors for any Interest against or in the Debtors or the Assets of any kind or nature whatsoever. The sale, transfer, assignment and delivery of the Assets shall not be subject to any Interests, and Interests of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All persons holding Interests against or in the Debtors or the Assets of any kind or nature whatsoever (including but not limited to, the Debtors and/or their respective successors, including any Trustee's thereof, creditors, employees, unions, former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state and local officials, maintaining any authority relating to any environmental, health and safety laws, and their respective successors or assigns) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests of any kind or nature whatsoever against the Purchaser, its property, its successors and assigns, or the Assets, as an alleged successor or otherwise, with respect to any Interest of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Assets. Following the Closing Date, no holder of an Interest in the Debtors shall interfere with the Purchaser's title to or use and enjoyment of the Assets based on or related to such Interest, or any actions that the Debtors may take in their Chapter 11 cases.

     32. This Court retains jurisdiction to enforce and implement the


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terms and provisions of the Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (1)compel delivery of the Assets to the Purchaser, (2)compel delivery of the purchase price or performance of other Obligations owed to the Debtors, (3)resolve any disputes arising under or related to the Purchase Agreement, except as otherwise provided therein, (4)interpret, implement, and enforce the provisions of this Order, and (5)protect the Purchaser against (i) any of the Excluded Liabilities or (ii) any Interests in the Debtors or the Assets, of any kind or nature whatsoever, attaching to the proceeds of the Sale.

     33. The transactions contemplated by the Purchase Agreement are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Purchaser (including the assumption and assignment of any of the Assigned Contracts), unless such authorization is duly stayed pending such appeal. The Purchaser is a purchaser in good faith of the Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

     34. The terms and provisions of the Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interest in the Assets to be sold to the Purchaser pursuant to the Purchase Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

     35. The failure specifically to include any particular provisions of the Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Purchase Agreement be authorized and approved in its entirety.

     36. The Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates.




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     38. As provided by Rules 6004(g) and 6006(d) of the Federal Rules of
Bankruptcy Procedure, this Order shall not be stayed for 10 days after the entry of the Order and shall be effective immediately upon entry.

     39. All bids received at the Auction from Qualified Bidders shall remain open until the earlier of 48 hours after the closing of the Sale in accordance with prior orders of this Court.

     40. Nothing in this Order or the Purchase Agreement shall be construed to release or nullify any obligations of the Purchaser under: (i) the Consent Decree entered, on June 11, 2002, in United States v. Rouge Steel Co., Civil Action Nos. 00-7542 and 0075454 (E.D. Mich.); or (ii) the Administrative Order issued by the United States Environmental Protection Agency, Region 5, on March 1, 2000, in In re Rouge Steel Co., Docket No. R7003-5-00-001. Further, the Purchaser acknowledges that it is obligated to comply with the aforementioned Consent Decree and Administrative Order.

     41. Notwithstanding any other provision of this Order or the Bidding Procedures, the Purchaser remains bound by any obligations under any agreements between the International Union, UAW (the "UAW") and the Purchaser or any of its present or future affiliates. If the Purchaser fails to consummate an approved sale and U.S. Steel Corporation ("USS") is considered the next highest or otherwise best Qualified Bid, a sale to USS may be effectuated only upon a filing by


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the UAW with this Court that the successorship provisions of its collective bargaining agreements have been satisfied.

     42. Notwithstanding anything to the contrary contained in this Order, the Limited Objection filed by the Worthington Parties (as that term is defined therein) is resolved by that certain Consent and Authorization dated as of December 19, 2003, by and between QS Steel, Inc. and Worthington Steel of Michigan, Inc., and acknowledged and agreed by OAO Severstal. All of the Worthington Parties' setoff rights are fully preserved.

     43. Except for payments respecting obligations incurred or accrued by the Debtors in the ordinary course through the closing date, which payments shall be in compliance with any postpetition financing order entered in these proceedings and consistent with any budget applicable to the Debtors pursuant to such postpetition order, or as otherwise provided in any other order of this Court, no "distributions" shall be made from the sale proceeds under this Order absent further order by the Court entered after notice and hearing.


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     44. The Debtors and Purchaser agree not to close under the Purchase
Agreement before the hearing scheduled for January 21, 2004.

Dated:   Wilmington, Delaware
         December 30, 2003


                                    /s/ MARY F. WALRATH
                                    ------------------------------------
                                    Chief United States Bankruptcy Judge


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                                    Exhibit A

                               PURCHASE AGREEMENT